UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2008

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12014 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On March 13, 2008, PowerSecure International, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the quarter and for the year ended December 31, 2007 and that it is holding a conference call regarding its financial results and business developments at 5:15 p.m., Eastern time, on March 13, 2008. The full text of the Company’s press release containing this announcement is attached to this Report as Exhibit 99.1 and incorporated herein by this reference.
     The attached press release contains references to “Adjusted E.P.S.”, and the other “Adjusted” non-GAAP measures of income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S. These items, which constitute non-GAAP financial measures, refer to the Company’s GAAP income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S., excluding the following items: (1) restructuring costs incurred in the Company’s second quarter of fiscal 2007, (2) the loss incurred by the Company in relation to its pending sale of its Metretek Florida subsidiary recorded in its fourth fiscal quarter of 2007, and (3) tax benefits related to its net operating loss position recognized in its fourth fiscal quarter of 2007.
     The Company believes providing non-GAAP measures which adjust for these items, which are not indicative of the results of the Company’s operations, are useful tools permitting management and the board of directors to measure, monitor and evaluate the Company’s operating performance and to make operating decisions. Non-GAAP Adjusted E.P.S. and the other “Adjusted” non-GAAP measures of income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S. shown above are also used by management to assist it in planning and forecasting future operations and making future operating decisions.
     The Company also believes these non-GAAP measures provide meaningful information to investors in terms of enhancing their understanding of the Company’s core operating performance and results and allowing investors to more easily compare the Company’s financial performance on an operating basis in different fiscal periods, and also correspond more closely to investors and analyst’s estimates. However, these non-GAAP measures may not be directly comparable to similarly defined measures as reported by other companies. “Adjusted E.P.S.”, and the other “Adjusted” non-GAAP measures of income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S. should be considered only as supplements to, and not as substitutes for or in isolation from, other measures of financial information prepared in accordance with GAAP, such as GAAP net income, GAAP net income per share, GAAP income from continuing operations, or GAAP income from continuing operations per share.
     The press release filed herewith as Exhibit 99.1 also contains forward-looking statements relating to the Company’s future performance, which forward-looking statements are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company’s operating results will be included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which the Company will file with the Securities and Exchange Commission (the “SEC”) on or about March 14, 2008, as well as other risks, uncertainties and other factors discussed in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files with the SEC.

     The information in this Item 2.02, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05 Costs Associated with Exit or Disposal Activities
     As previously disclosed by the Company, on December 31, 2007, the Board of Directors (the “Board”) of the Company adopted a plan to sell substantially all of the assets of Metretek, Incorporated (“Metretek Florida”), a wholly-owned subsidiary of the Company that operates as a developer, manufacturer and marketer of automatic meter reading systems for remotely monitoring, collecting, processing and managing field devices and the data provided by them primarily for the benefit of commercial and industrial users of natural gas and electricity. The Board adopted this plan in conjunction with the Company’s previously announced review of its strategic alternatives for its non-core businesses.
     As a result of this decision, the financial results related to the operations of Metretek Florida are reported as discontinued operations on the consolidated financial statements of the Company for the period ending December 31, 2007 and subsequent reporting periods, with prior period results being reclassified to reflect such accounting treatment.
      While the Company anticipates completing a sale of the operations of Metretek Florida during 2008, there is no assurance that a sale transaction will be completed. The Company has now estimated that it expects a loss on the anticipated sale of the assets of Metretek Florida of approximately $1.1 million, which it recorded in its financial statements for its fiscal year ended December 31, 2007.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On March 13, 2008, the Compensation Committee (“Compensation Committee”) of the Board of the Company took the following actions with respect to the compensation of the Company’s executive officers:
     1. Cash Flow Bonus to Sidney Hinton. The Compensation Committee approved the payment of a bonus to Sidney Hinton, President and Chief Executive Officer of the Company and of PowerSecure, Inc., a wholly-owned subsidiary of the Company, based on the formula in his employment agreement for 7% of the adjusted cash flow of PowerSecure, Inc. in fiscal 2007.
     2. Other Cash Bonuses. The Compensation Committee also approved the following cash bonuses for services rendered in fiscal 2007 by the following officers and key employees:
(i)	$37,500 to Gary J. Zuiderveen, Vice President of Reporting, Controller and Chief Accounting Officer of the Company; and

(ii)	$50,000 to John Bernard, President and Chief Executive Officer of Southern Flow Companies, Inc., a wholly-owned subsidiary of the Company.
     3. Base Salaries. The Compensation Committee established the annual base salaries of the Company’s executive officers, effective as of January 1, 2008, as set forth below:

Executive Officer	Base Salary

Sidney Hinton	$485,000
President and CEO

Christopher T. Hutter	275,000
Vice President and CFO

Gary J. Zuiderveen	195,000
Vice President of Financial Reporting, Controller and Principal Accounting Officer

John Bernard	190,000
President and CEO, Southern Flow Companies, Inc.
     4. Compensation of Non-Executive Chairman. The Compensation Committee approved retaining the $25,000 annual fee to Basil M. Briggs, the Company’s non-executive Chairman of the Board.
     5. Compensation of Non-Employee Directors. The Compensation Committee approved two changes to the compensation of directors of the Company who are not officers or employees of the Company (“Non-Employee Directors”), effective as of January 1, 2008.
     First, the Compensation Committee approved a fee to the chairman of each Board committee in the annual amount of $7,500.
     Second, the Compensation Committee approved a change in the annual equity awards to Non-Employee Directors. In lieu of stock option grants, the Compensation Committee authorized the annual grant of restricted shares of Common Stock, par value $.01 per share, of the Company (“Restricted Shares”) to Non-Employee Directors on the date of the Company’s annual meeting of stockholders in an amount with a fair market value on the date of grant of $50,000, vesting quarterly over the subsequent year. The fair market value of the Common Stock shall be equal to the closing trading price of the Common Stock, as reported on The NASDAQ Stock Market (or, if then different, on the principal stock exchange or stock market on which the Company’s Common Stock is then listed or traded), and will vest so long as the Non-Employee Director remains a director of the Company on the vesting dates (subject to immediate vesting upon a change in control or upon the director’s normal retirement from the Board. In addition, upon initial appointment or election the Board, a new Director will be granted Restricted Shares with a fair market value on the date of grant of $100,000, vesting in three annual installments over the subsequent three years, provided the Non-Employee Director remains a remains a director of the Company on the vesting dates (subject to immediate vesting upon a change in control or upon the Non-Employee Director’s normal retirement from the Board).

     A Summary Sheet of Compensation of Non-Employee Directors is filed herewith as Exhibit 10.1 and incorporated herein by this reference

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Summary Sheet of Compensation of Non-Employee Directors of PowerSecure International, Inc., effective January 1, 2008

99.1	Press Release of PowerSecure International, Inc., issued March 13, 2008, announcing its fourth quarter and fiscal 2007 financial results

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: March 13, 2008